                                  EXHIBIT 23.3

            Consent of Independent Auditors - Arthur Andersen LLP





BPHPA1\MMR\0069413.01
08/11/94

                              ARTHUR ANDERSEN LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated March 18, 1994 included in HealthInfusion, Inc. and subsidiaries' Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Form S-8 registration statement of Coram Healthcare Corporation.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP




Miami, Florida
September 23, 1994